UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2010

Willis Group Holdings Public Limited Company
(Exact name of registrant as specified in its charter)

Ireland	001-16503	98-0352587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Willis Group Limited, 51 Lime Street, London EC3M 7DQ, England and Wales
(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (011) 44-20-3124-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Appointment of Director

On April 21, 2010, the Board of Directors (the “Board”) of Willis Group Holdings Public Limited Company (the “Company”) appointed Michael J. Somers to the Board, effective April 21, 2010.  The Board now consists of 12 members.  Dr. Somers was also appointed to the Risk Committee of the Board.  Dr. Somers was Chief Executive Officer of the Irish National Treasury Management Agency from 1990, when it was established, until the end of 2009.

Dr. Somers will receive the standard fees payable to non-employee directors of the Company, as described in the Company’s proxy statement for the 2010 Annual General Meeting of Shareholders, filed with the Securities and Exchange Commission on March 5, 2010. He will receive a pro rata portion of the $100,000 annual cash retainer for his service.  Also pursuant to these arrangements, Dr. Somers will receive, along with all non-employee directors, a grant of restricted share units of the Company (“RSUs”) for a number of ordinary shares equivalent in value to $100,000 based on the closing price of the Company’s ordinary shares as quoted on the New York Stock Exchange on the date of the grant.  The RSUs will vest on the first anniversary of grant. Dr. Somers and the Company will also enter into the Company’s standard form of directors’ and officers’ deed of indemnity and indemnity agreement, pursuant to which, among other things, the Company agrees to indemnify its directors and advance certain expenses to the fullest extent permitted by applicable law.  The foregoing description of these forms are qualified in their entirety by reference to the full text of such agreements which are attached as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.  A copy of the press release issued by the Company on April 21, 2010 announcing the appointment of Dr. Somers is included as Exhibit 99.1 to this Current Report on Form 8-K.

There is no arrangement or understanding between Dr. Somers and any other persons pursuant to which he was appointed as a director of the Company.  Dr. Somers is not engaged in any transactions with the Company or its subsidiaries that are required to be disclosed under Item 404(a) of Regulation S-K.

ESPP

The Company's current employee stock purchase plan, the Willis Group 2001 North American Employee Stock Purchase Plan, will expire in May 2011.  At an Annual General Meeting of Shareholders (“AGM”) of the Company, held on April 21, 2010, the Company’s shareholders approved the Willis Group Holdings Public Limited Company 2010 North American Employee Stock Purchase Plan (the “ESPP”).

The purpose of the ESPP is to give eligible employees of certain of the Company’s subsidiaries in the United States and Canada the opportunity to purchase the Company’s shares through the use of payroll deductions. The plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code, which will provide the U.S. taxpayer participants in the plan with certain tax benefits upon their subsequent sale or other disposition of our Shares that they will purchase under the terms of the plan. The ESPP will be generally available to all eligible employees, including our named executive officers under the same offering and eligibility terms, and will not be tied to any performance criteria. The ESPP is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Administration

The ESPP will be administered by the Board or any subcommittee of the Board designated by the Board to administer the ESPP. The administrator will have the authority to interpret the ESPP, to establish, amend and rescind any rules and regulations relating to the ESPP, and to make any other determinations that it deems necessary or desirable for the administration of the ESPP. All actions taken and all interpretations and determinations made by the administrator are final and binding upon the participants and the Company and the participating subsidiaries.

Shares Subject to the Plan

The shares issuable under the ESPP may be either newly issued shares, treasury shares or shares the Company reacquires, including by purchase on the open market. The number of shares reserved pursuant to the ESPP is 1,000,000, subject to adjustment.  If any change is made to the Company’s outstanding shares in connection with any merger, consolidation, reorganization, recapitalization, share split, share dividend, or other like change, the administrator may make appropriate adjustments to, without limitation, the number or kind of shares subject to the ESPP and the purchase price of such shares in order to prevent dilution or enlargement of participants’ rights.

Offering Periods

Shares are offered for purchase under the ESPP during one or more offering periods, the timing of which is designated by the administrator. Offering periods will be 6 months in length. An employee who participates in the ESPP for a particular offering period will have the right to purchase the Company’s shares on the terms and conditions set forth below.

Eligibility

In general, all full-time employees of any subsidiary of the Company designated by our Board as a participating subsidiary will be eligible to participate in the ESPP. In no event may an employee be granted a right to purchase shares under the ESPP if, immediately after the grant, the employee would own shares possessing 5 percent or more of the total combined voting power or value of all classes of our capital shares or the capital shares of any of our subsidiaries. The administrator may, in its discretion, exclude employees (i) who have not been continuously employed by a participating subsidiary for up to 2 years and (ii) certain highly compensated employees.

Participation

Eligible employees who enroll in the ESPP may elect to have between 1 and 15 percent of their eligible compensation withheld and accumulated for the purchase of shares at the end of each offering period in which they participate. A participant may not elect to purchase more than $25,000, or a lesser amount determined by the Board, worth of shares (based on the fair market value of shares determined at grant date) in any calendar year and may not purchase more than 5,000 shares during any single offering period. Amounts credited to a participant’s account will earn interest as determined by the Board.

Each participant may cancel his or her election to participate in the ESPP by written notice to the administrator in such form and at such times as the administrator may require and any accumulated payroll deductions, plus any accrued interest, will be returned to the participant. Participation shall end automatically upon termination of employment for any reason.

Purchase of Shares

Amounts accumulated for each participant will be used to purchase the Company’s shares (in whole or fractional shares) at the end of each offering period. The per share purchase price will be determined by the administrator, but shall not be less than 85 percent of the lesser of (i) the fair market value of a share on the first date of the offering period and (ii) the fair market value of a share on the last date of the offering period. Any amounts not used for the purchase of shares shall be returned to the participant. No purchase rights will be assignable or transferable by the participant.

As soon as practicable following the end of each offering period, the number of shares purchased by each participant will be deposited into an account established in the participant’s name with a stock brokerage firm designated by the Board. The brokerage firm will hold the shares until the second anniversary of the first day of the offering period from which the shares were purchased. Unless otherwise permitted by the Board, dividends that are declared on the shares held in such account will be paid in cash to the participant. At the end of the two-year holding period the participant may transfer his or her shares to another brokerage firm or request that the shares be issued to him or her. Any fractional shares will be paid out in cash.

Resale Restrictions

The ESPP is intended to provide the Company’s shares for investment by employees and not for resale. A brokerage firm designated by the Board will hold all shares purchased pursuant to the ESPP until the second anniversary of the first day of the offering period from which the shares were purchased. We do not intend to restrict or influence any participant from selling shares purchased under the ESPP after the expiration of the two-year holding period, subject to compliance with applicable law.

Shareholder Rights

No participant will have any rights as a shareholder with respect to the shares covered by his or her purchase right until the shares are actually purchased on the participant’s behalf. No adjustment will be made for dividends, distributions, or other rights for which the record date is prior to the date of such purchase.

Amendment and Termination

The Board may amend or terminate the ESPP at any time, subject to applicable law. Upon a termination, shares may be issued to participants and any amounts not applied to the purchase of shares shall be refunded to the participants.

The foregoing is a summary of the material terms of the ESPP, which is qualified in its entirety by the complete copy of the ESPP which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

Proxies for the AGM were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Company’s solicitation.

A total of 151,384,062 ordinary shares (approximately 89.67% of 168,829,678 ordinary shares outstanding and entitled to vote as of February 26, 2010, the record date for the AGM) were present in person or by proxy, constituted a quorum for the transaction of business, and were voted at the AGM.

At the AGM, shareholders elected Ms. Anna C. Catalano, Ms. Wendy E. Lane and Ms. Robyn S. Kravit and Messrs. William W. Bradley, Joseph A. Califano Jr., Sir Roy Gardner, Sir Jeremy Hanley, Jeffrey B. Lane, James F. McCann, Joseph J. Plumeri and Douglas B. Roberts to serve as directors until the next annual general meeting of shareholders and until his/her successor is elected and qualified.

The table below sets out the number of votes cast for and against each director, as well as abstentions and broker non-votes:

Director	For	Against	Abstain	Broker Non- Vote
William W. Bradley	139,970,112	63,242	81,590	11,269,118
Joseph A. Califano, Jr.	137,257,026	2,767,284	90,634	11,269,118
Anna C. Catalano	139,888,738	143,529	82,677	11,269,118
Sir Roy Gardner	139,763,622	249,530	101,792	11,269,118
Sir Jeremy Hanley	139,954,296	63,058	97,590	11,269,118
Robyn S. Kravit	139,935,339	103,685	75,920	11,269,118
Jeffrey B. Lane	139,717,546	318,308	79,090	11,269,118
Wendy E. Lane	139,943,967	85,328	85,649	11,269,118
James F. McCann	139,024,094	1,012,752	78,098	11,269,118
Joseph J. Plumeri	117,728,631	1,004,192	21,337,121	11,269,118
Douglas B. Roberts	139,799,704	233,849	81,391	11,269,118

The shareholders also ratified the reappointment of Deloitte LLP and, at the meeting via technical amendment to the shareholders’ resolution, the appointment of Deloitte and Touche, as the Company’s independent auditors until the close of the next annual general meeting of shareholders, and authorized the Audit Committee of the Board to fix the independent auditors’ remuneration. Of the shares voted, 151,050,010 voted in favor, 314,916 voted against and 19,136 abstained.

In addition, the shareholders approved the ESPP discussed above.  Of the ordinary shares voted, 139,654,944 voted in favor, 314,129 voted against and 145,871 abstained.  There were also 11,269,118 broker non-votes.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description

10.1	Form of Deed of Indemnity of Willis Group Limited Public Limited Company with directors and officers (incorporated by reference to Exhibit 10.20 to the Company’s Form 8-K filed on January 4, 2010)
10.2	Form of Indemnification Agreement of Willis North America Inc. with directors and officers (incorporated by reference to Exhibit 10.21 to the Company’s Form 8-K filed on January 4, 2010)
10.3	Willis Group Holdings Public Limited Company 2010 North American Employee Stock Purchase Plan
99.1	Press release dated April 21, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 27, 2010	By: /s/ Adam G. Ciongoli
Name: Adam G. Ciongoli
Title: Group General Counsel

INDEX TO EXHIBITS

Exhibit
Number	Description

10.1	Form of Deed of Indemnity of Willis Group Limited Public Limited Company with directors and officers (incorporated by reference to Exhibit 10.20 to the Company’s Form 8-K filed on January 4, 2010)
10.2	Form of Indemnification Agreement of Willis North America Inc. with directors and officers (incorporated by reference to Exhibit 10.21 to the Company’s Form 8-K filed on January 4, 2010)
10.3	Willis Group Holdings Public Limited Company 2010 North American Employee Stock Purchase Plan
99.1	Press release dated April 21, 2010